UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

RoomLinX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado  80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 31, 2008, the Registrant entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Matthew Hulsizer and Jennifer Just, jointly, and certain affiliated trusts (collectively, the “Investors”), pursuant to which the Registrant simultaneously sold and issued to the Investors an aggregate of $2,500,000 of Series C Preferred Stock (“Series C Stock”).  In connection with the Purchase Agreement, the Registrant also issued Warrants to the Investors for the purchase of additional shares of Series C Stock or Common Stock and entered into a Registration Rights Agreement with the Investors.

The terms of the Series C Stock and additional information about the Warrants, the Purchase Agreement and the Registration Rights Agreement is provided under Item 3.02 of this Form 8-K which is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

On July 31, 2008, the Registrant sold and issued an aggregate of 1,000 shares of Series C Stock at a purchase price of $2,500 per share (or an aggregate of $2,500,000) to the Investors in reliance on Regulation D under the Securities Act of 1933, as amended, and pursuant to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Each share of Series C Stock is convertible into such number of shares of Common Stock as is determined by dividing $2,500 by the initial conversion price of $0.025 per share (or 100,000 shares of Common Stock for each share of Series C Stock converted), subject to adjustment as contained in the Certificate of Designation for the Series C Stock, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.  However, the Series C Stock is not convertible into Common Stock until such time as the Registrant has a sufficient number of shares of Common Stock authorized to permit the conversion of all of the Series C Stock into Common Stock, at which time the Series C Stock will automatically convert into Common Stock.

The Series C Stock accrues dividends at an annual rate of 6% per year, payable quarterly, either in cash or, at the Registrant’s election, shares of the Registrant’s capital stock.  There are no redemption rights associated with the Series C Stock.  Each holder of Series C stock is entitled to voting rights on an “as converted” to Common Stock basis together with the holders of Common Stock.

Pursuant to the Purchase Agreement, the Investors also received (i) Series C-1 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $4,000 per share of Series C Stock, and (ii) Series C-2 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $6,000 per share of Series C Stock.  The Warrants are immediately exercisable and expire on the third anniversary of their date of issuance.  At such time as the Registrant has a sufficient number of shares of Common Stock authorized to permit the conversion of all Series C Stock into Common Stock, each Warrant will no longer be exercisable for shares of Series C Stock but instead will be exercisable for the number of shares of Common Stock into which the Series C Stock that the Warrant could have been exercised for prior thereto would have been convertible into, at an initial exercise price of $.04 per share of Common Stock under the Series C-1 Warrants and at initial exercise price of $.06 per share of Common Stock under the Series C-2 Warrants.  The initial exercise prices are subject to adjustment as set forth in the Warrants, forms of which are attached hereto as Exhibits 3.2 and 3.3 and are incorporated herein by reference.

In connection with the Purchase Agreement, the Registrant entered into a Registration Rights Agreement (a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference). Pursuant to the Registration Rights Agreement, the Registrant is obligated to register for resale under the Securities Act the shares of Common Stock issuable upon conversion of the Series C Stock and exercise of the Warrants beginning by April 30, 2009.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection and effective simultaneous with the July 31, 2008 closing of the transactions described under Items 1.01 and 3.02 of this Form 8-K, (i) Messrs. Peter Bordes and Herbert Hunt resigned from the Board of Directors of the Registrant and (ii) Messrs. Judson Just and Christopher Blisard were appointed to serve as Directors of the Registrant to fill the vacancies on the Registrant's Board of Directors created by the resignations described in clause (i), each to serve as a Director until the next annual meeting of shareholders and until his successor has been elected and qualified.  Compensation to be received by Messrs. Just and Blisard therefor shall be determined and disclosed at a later date.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 31, 2008, the Registrant filed a Certificate of Designation creating the Series C Preferred Stock, the number of shares constituting the Series C Preferred Stock being 1,400.  A description of the Series C Preferred Stock is provided under Item 3.02 of this Form 8-K which is incorporated herein by reference in its entirety.

Item 8.01  Other Events

On August 5, 2008, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description of Exhibit
3.1	Certificate of Designation of Series C Preferred Stock (See Exhibit B to Securities Purchase Agreement)
3.2	Form of Series C-1 Warrant (See Exhibit A-1 to Securities Purchase Agreement)
3.3	Form of Series C-2 Warrant (See Exhibit A-2 to Securities Purchase Agreement)
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by the Registrant on August 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2008	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer and Chief Financial Officer